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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors
   IRI International Corporation:


     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in 1996 to the Company's method for recognizing revenues.


                                          KPMG PEAT MARWICK LLP

Dallas, Texas

November 12, 1997